Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-42420, 333-87937, and 333-101851 on Form S-3 and Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061 and 33-37293 on Form S-8 of our report dated August 11, 2005 (July 28, 2006 as to Note 19 and November 16, 2006 as to Note 2), relating to consolidated balance sheet of ConAgra Foods, Inc. as of May 29, 2005, the related consolidated statements of earnings, comprehensive income, common stockholders’ equity, cash flows and the financial statement schedule for each of the fiscal years ended May 29, 2005 and May 30, 2004 of ConAgra Foods, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in methods of accounting for variable interest entities and asset retirement obligations in 2004) appearing in this Current Report on Form 8-K of ConAgra Foods, Inc. and subsidiaries dated November 20, 2006.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
November 16, 2006